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                                                                       Exhibit 1


November 9, 1999

To Whom it May Concern:

I will be out of the office from 11/10 returning 11/12. In my absence Peter N. Detkin will have full signature authority.


/s/  F. THOMAS DUNLAP, JR.
F. Thomas Dunlap, Jr.,
Vice President, General
Counsel and Secretary



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